                             DATED            1995



                       INNOVATION LAND & ESTATES LIMITED


                                     -and-


                         VISUAL COMMUNICATIONS LIMITED




                               ------------------

                             Counterpart / LEASE of
                  Office Suite 18 / situate on the Third Floor
                            of the Innovation Centre
                           225 Marsh Wall, Docklands
                                   London E14

                               ------------------









                           Harris Rosenblatt & Kramer
                               26/28 Bedford Row
                                London WCIR 4HE



                               Tel: 0171-242-3254
                               Fax: 0171-831-7475

                                     INDEX

CLAUSE                                                                   PAGE
NUMBER  DESCRIPTION                                                     NUMBER
------  -----------                                                     ------
1       DEFINITIONS AND INTERPRETATION                                  1-4
2       DEMISE                                                          4
3       TENANTS COVENANTS                                               4
3:1     To pay rent/telephone charge/private charge                     4
3:2     To pay rates and outgoing                                       4
3:3     To pay interest                                                 5
3:4     To pay gas electricity and water supply charges                 5
3:5     To repair and decorate                                          5
3:5:1   To keep in repair                                               5
3:5:2   To notify Landlord of defects                                   5
3:5:3   To decorate interior                                            6
3:5:4   To make good damage                                             6
3:5:5   To replace carpeting                                            6
3:5:6   To pay Landlords Surveyors fees                                 6
3:6:1   To maintain drains etc.                                         6
3:6:2   To clean windows                                                6
3:6:3   To keep clean and tidy                                          6
3:6:4   Cleaners                                                        6
3:7:1   To make good defects in accordance with Landlords notice        7
3:7:2   Landlords right to repair in case of default by Tenant          7
3:8     To allow Landlord to inspect and repair adjoining premises etc. 7
3:9:1   To comply with Acts of Parliament etc.                          7
3:9:2   To provide Landlord with copy consents etc.                     8
3:10    Restrictions on Assignment/Underletting                         8
3:10:6  Registration of Assignments/Underlettings                      10
3:11:1  Restrictions on Alterations                                    10
3:11:2  Restrictions on Alterations to electrical system etc.          10
3:11:3  Not to merge with adjoining premises                           11
3:12    Not to overload floors or structure                            11
3:13    Restrictions on signs etc.                                     11
3:14    Not to cause nuisance annoyance etc.                           11
3:15    Restrictions on User and activities                            11
3:16    Not to store inflammable or explosive articles etc.            12
3:17:1  Not to invalidate insurance etc.                               12
3:17:2  To provide fire fighting appliances etc.                       12
3:18    Not to obstruct drains etc.                                    12
3:19    Not to overload electrical system                              13
3:20    To produce and comply with notices etc.                        13
3:21    To indemnify Landlord against damage to Estate etc.            13
3:22    To comply with planning legislation etc.                       13
3:23:1  To preserve easements etc.                                     14
3:23:2  Acquisition of easements                                       14
3:24    To pay Landlords costs on breach etc.                          15
3:25    Restrictions on storage of goods                               15

THE FIRST SCHEDULE - NAMES OF PARTIES DESCRIPTION OF        24-25
PREMISES TERM OF LEASE RENTS PAYABLE AND PERMITTED USE

THE SECOND SCHEDULE
PART I - RIGHTS GRANTED                                     25-26
PART II - RIGHTS EXCEPTED AND RESERVED                      26-27
PART III - MATTERS TO WHICH DEMISE IS SUBJECT               27

THE THIRD SCHEDULE - ADDITIONAL TENANTS COVENANTS           27

THE FOURTH SCHEDULE - RENT REVIEW PROVISIONS                27-30

THE FIFTH SCHEDULE - SERVICES PROVIDED BY LANDLORD          30-31

THE SIXTH SCHEDULE - THE SERVICE CHARGE                     31

THE SEVENTH SCHEDULE - THE EXPENDITURE                      32-35

THE EIGHTH SCHEDULE - INSURANCE                             35-36

THE NINTH SCHEDULE - THE ADVANCE SERVICE CHARGE             36

THE TENTH SCHEDULE - RESTRICTIONS ON UNDERLETTING           36-37

THIS LEASE is made the ___________ day of _______________ 1995 BETWEEN the party named in paragraph 1 of the First Schedule hereto (hereinafter called "the Landlord") of the First part and the party or parties named in paragraph 2 of the First Schedule hereto (hereinafter called "The Tenant") of the Second part

WITNESSETH as follows:-

1. In this Lease save where the context otherwise requires the following words and expressions shall have the meanings assigned to them hereunder:-

1:1 "the Landlord" shall include the person or persons for the time being entitled to the reversion immediately expectant on the term hereby granted

1:2  "the Tenant" shall include the successors in title to the Tenant

1:3 "the demised premises" shall mean the premises described in paragraph 3 of the First Schedule hereto

1:4 "the Building" shall mean The Innovation Centre 225 Marsh Wall Docklands London E14 9FW

1:5 "the Rent" shall mean the sum specified as the rent in paragraph 4 of the First Schedule hereto (or such other sum as may be substituted therefor in accordance with the provisions of the Fourth Schedule hereto)

1:6 "the Term" shall mean the term of years specified as the term in paragraph 5 of the First Schedule hereto

1:7 "Person" shall include a Company or other body legally capable of holding land

1:8 The masculine shall include the feminine and the singular the plural and vice versa

1:9 Obligations undertaken (or to be undertaken) by more than a single person are (or shall be) joint and several obligations

1:10 Any agreement by the Tenant not to do any act or thing shall be construed as if it were an agreement not to do or permit or suffer such act or thing

1:11 Right excepted reserved or granted to the Landlord shall be construed as excepted reserved or granted to the Landlord the Superior Landlord and all persons respectively authorised by it or them

1:12 A reference to a statute shall refer to the statute as amended at the date hereof and shall include any subsequent statutory amendments or re-enactment thereof

1:13 "the Bank" shall mean Midland Bank Plc or the Bank which is the successor to the business of that Bank or if such Bank ceases to trade in circumstances that no one Bank succeeds to that business such member of the Committee of London Clearing

      Bankers as the Landlord nominates

1:14 "Base Rate" shall mean the published base rate from time to time of the Bank but if no such rate shall be published two per centum above the rate paid by the Bank from time to time on deposits of the minimum sum accepted at interest for repayment on seven days notice

1:15 "Interest" is at the annual rate of four per centum above the Base Rate for the time being compounded with rests the 30th June and 31st December in each year of the Term

1:16 Any covenant to pay interest shall be a covenant to pay interest at the said rate both before and after judgement or arbitration award

1:17 "the Service Charge" shall mean the sum specified or referred to in paragraph 6 of the First Schedule hereto

1:18 "the Advance Service Charge" shall mean the sum specified or referred to in paragraph 9 of the First Schedule hereto

1:19 "the Insurance Rent" shall mean the sum specified or referred to in paragraph 7 of the First Schedule hereto

1:20 "the Common Parts" shall mean the roads footpaths pavements car parking areas (including the access to individual parking bays) landscaped areas and other open areas entrance hall (including reception and waiting areas) landings lifts lift shafts staircases passages fire escape routes and all other areas which are from time to time during the Term provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them

1:21 "the Permitted Use" shall mean the use specified as the permitted use in paragraph 8 of the First Schedule hereto

1:22 "the Landlords Surveyor" means any person or firm who or the partners in which shall be an associate or fellow of the Royal Institution of Chartered Surveyors acting for the Landlord including an employee of the Landlord appointed to perform the function of a surveyor for any purpose of this Lease

1:23 "the Telephone Charge" means the proportion of the cost of telephone calls made to and from the Building attributable exclusively to the demised premises and as determined by the Telephone Equipment and a copy of the computer printout from the Telephone Equipment shall (save for manifest or proven error) be conclusive of the same

1:24 "the Telephone Equipment" means all equipment (including the computer for monitoring the same) installed in the Building from time to time in order to provide a telephone service for the occupiers of the Building other than telephone handsets or similar equipment installed in individual units within the Building

1:25 "the Private Services" means such services as shall be provided by the Landlord for the benefit of individual tenants within the Building from time to time the cost of which is intended shall be borne only by such tenants as shall use such services including (but without prejudice to the generality of the foregoing):-

1:25:1    Secretarial and clerical services

1:25:2    Telegraphic facsimile transmission services

1:25:3    Photocopying services

1:25:4    Conference facility services

1:25:5    Audio/visual facility services

1:25:6 Any other service which may from time to time be provided by the Landlord for the benefit of individual tenants within the Building

1:26 "the Private Charge" means the amount payable by the Tenant monthly in arrears in respect of the Tenants use of the Private Services during the month in question and representing the cost of such services as determined from time to time by the Landlord

1:27 "the Superior Lease" means a lease dated 1st May 1991 and made between London Docklands Corporation (1) Carroll Investment Corporation Limited (2)

1:28 "the Superior Landlord" means the persons for the time being entitled to the reversion immediately expectant on the determination of the term created by the Superior Lease together with any persons for the time being entitled to the reversion immediately expectant on the determination of any term created by any other lease ranking superior to this Lease

1:29 "the Permitted Hours" means the hours between 8:30 a.m. and 6:00 p.m.
      Mondays to Fridays (other than Bank and other Public Holidays) and 8:30 a.m. to 12:30 p.m. on Saturdays

1:30 "the Break Date" means the 29th September 1999

1:31 "Inherent Defect" means any defect in the Building or in anything installed in or on the Building which is attributable to:-

1:31:1    defective design or

1:31:2    defective workmanship or materials or

1:31:3 defective supervision of the construction of or the installation of anything in or on the Building or

1:31:4  defective preparation of the site upon which the Building is constructed

1:32 "the Car Parking Spaces" means the 7 car parking spaces shown edged blue on plan number 2 annexed hereto or such other 7 car parking spaces as shall from time to time be designated by the Landlord upon giving the Tenant reasonable prior notice

2. IN CONSIDERATION of the Rent and of the covenants on the part of the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT the demised premises TOGETHER WITH the easements and rights described in
Part 1 of the Second Schedule hereto EXCEPT AND RESERVING as mentioned in Part 2 of the Second Schedule hereto SUBJECT AS specified in Part 3 of the Second Schedule TO HOLD the same unto the Tenant for the Term PAYING THEREFOR to the Landlord the following rents:

2:1     Firstly the Rent

2:2     Secondly the Service Charge

2:3     Thirdly the Insurance Rent

2:4     Fourthly the Advance Service Charge (if any)

3. THE TENANT HEREBY COVENANTS with the Landlord in manner following that is to say:-

3:1:1 To pay the Rent the Service Charge the Insurance Rent and the Advance Service Charge at the times and in the manner described and specified in the First Schedule hereto and if so required to make all or any such payments by Bankers Standing Order or any other reasonable means (other than by direct debit) which the Landlord may require

3:1:2 To pay the Landlord within 21 days of written demand (which demand shall be accompanied by a copy of the computer printout from the Telephone Equipment) the Telephone Charge

3:1:3   To pay to the Landlord within 21 days of written demand the Private
        Charge

3:2 To pay all existing and future rates (or any similar tax or outgoing replacing the same from time to time) taxes assessments impositions and outgoings assessed or imposed on or in respect of the demised premises (whether assessed or imposed on the Landlord or the Tenant) PROVIDED ALWAYS that if any of the foregoing shall be or become assessed or imposed (without formal apportionment) upon or payable (whether by the owner or the occupier) in respect of the demised premises or any part or parts thereof together with other premises not included in this Lease the Tenant shall pay and discharge (and indemnify the Landlord against) the fair and proper proportion thereof attributable to the demised premises or the part or parts thereof so affected such fair and proper proportion to be determined by the Landlord's Surveyor for the time being who shall act reasonably in making such determination and whose decision shall save for any manifest or proven error be final and binding upon the Tenant

3:3 If any rent or other sums payable by the Tenant to the Landlord under this Lease shall be due but unpaid for fourteen days to pay to the Landlord (if the Landlord shall so require) interest from the due date until payment Provided that this subclause shall not prejudice any other right or remedy in respect of such money

3:4 Without prejudice to Clauses 3:1:2 and 3:1:3 hereof to pay to the suppliers thereof all charges for gas electricity water and other services supplied to the demised premises

3:5:1 To repair and keep in good and substantial repair and condition (including well and substantially decorated) the whole of the interior of the demised premises (including without prejudice to the generality of the foregoing the suspended ceilings the raised floors and other floor surfaces all plasterwork and other internal finishes any fire exit doors and normal entrance doors and door frames all windows and window frames all electrical circuits and wiring and fittings within the demised premises or solely serving the demised premises and all partitions and fixtures and fittings within the demised premises and at the expiration or sooner determination of the Term quietly yield up to the Landlord the demised premises (including all additions and improvements made thereto) in such good and substantial repair and condition and properly cleaned and decorated Provided that this sub-clause shall not apply to damage by fire and other perils specified in Clause 3 of the Eighth Schedule hereto unless and to the extent that any act or omission of the Tenant renders the insurance money irrecoverable PROVIDED FURTHER that nothing in this Lease contained shall oblige the Tenant to repair any damage to the demised premises arising out of an Inherent Defect nor shall the Tenant be obliged to rectify any Inherent Defect

3:5:2 As soon as reasonably possible after the Tenant becomes aware of the same or should reasonably have become aware of the same to give notice to the Landlord and the Superior Landlord of any defect or need of repair or renewal arising to the demised premises which would or might result in the Landlord and/or the Superior Landlord becoming liable to third parties by reason of the provisions of the Defective Premises Act 1972 or which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with its duty of care imposed on the Landlord pursuant to such provisions and insofar as any such defect or need of repair or renewal as aforesaid shall be the responsibility of the Tenant under this Lease to indemnify the Landlord (to the extent that it can so require) against all liability and costs arising in respect of any notice claim or demand costs and proceedings made or brought thereunder and furthermore (without prejudice to the foregoing) to indemnify and keep indemnified the Landlord and the Superior Landlord from and against any losses claims actions costs demands or other liability arising from a failure to give such notice as aforesaid and furthermore at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time display or require to be displayed on the demised premises

3:5:3 As often as shall be required and in any event in the year 1998 and in the last year of the Term (howsoever determined) in a proper and workmanlike manner

       (a) to prepare and paint all the inside wood metal and other parts of the demised premises usually or requiring to be painted with not less than two coats of good quality oil or other suitable paint

       (b) to prepare and repolish any inside wood of the demised premises now polished with best quality materials

       (c) to prepare and paint the ceilings and walls of the demised premises as the same are now treated and

       (d) to clean and treat in a suitable manner for its maintenance in good condition any inside wood metal work tiles bricks and similar surfaces to the demised premises not required to be painted or polished.

       Provided that the painting in the last year of the term shall be done in colours first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and Provided also that the Tenant shall not be liable to carry out any decorative works of this nature the need for which arises wholly or partly from an Inherent Defect or damage caused by an Inherent Defect

3:5:4 To make good forthwith any damage to the demised premises or fixtures therein caused by the Tenant his licensees and invitees whether accidentally or otherwise

3:5:5 At the expiration or sooner determination of the Term (howsoever determined) provided that such expiration or sooner determination shall occur after the third anniversary of the Term to replace all the carpeting (or carpet tiles as appropriate) within the demised premises with new carpeting (or carpet tiles as appropriate) of a quality design and colour similar to the quality design and colour of the carpeting (or carpet tiles as appropriate) supplied by the Landlord at the commencement of the Term such replacement carpeting (or carpet tiles as appropriate) to be first approved in writing by the Landlord (such approval not to be unreasonably withheld)

3:5:6 The Tenant shall pay the Landlord's Surveyor's reasonable and proper fees incurred as a result of any breach of this sub clause

3:6:1 To keep and maintain all drains and pipes exclusively serving the demised premises in good repair and condition and clear and unobstructed and not to cause or allow to be caused any blockage or stoppage of those within the Common Parts

3:6:2 To clean the interior of the windows and other glazing of the demised premises at least once in every month

3:6:3  To keep all areas forming part of the demised premises clean and tidy

3:6:4 To employ for the cleaning of the demised premises only such firm or company as shall be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

3:7:1 To make good within one month (or sooner if necessary) any defect in repair or decoration of the demised premises for which the Tenant is liable in accordance with the Tenant's covenants hereunder and of which the Landlord has given notice in writing to the Tenant

3:7:2 If the Tenant shall not comply with Clause 3:7:1 the Landlord may enter the demised premises and make good such defects and the reasonable expense of so doing (including reasonable Surveyor's fees necessarily incurred) shall be repaid to the Landlord by the Tenant within 21 days of written demand and if not so repaid shall be recoverable by action or distress as if rent in arrear

3:8 To permit the Landlord and its Agents and all others authorised by the Landlord together with workmen and all necessary tools and appliances on reasonable notice (except in emergency) at all reasonable hours to enter the demised premises for the purpose of:-

3:8:1  Viewing and recording the condition of the demised premises

3:8:2 Repairing maintaining altering or cleaning adjoining or nearby units within the Building Provided such works cannot be carried out from outside the demised premises

3:8:3 Repairing maintaining cleaning altering replacing or adding to any pipes wires flues channels or apparatus which serve other parts of the Building or adjoining or nearby premises Provided such works cannot be carried out from outside the demised premises

3:8:4 Enabling the Landlord to comply with the covenants on its part and the conditions contained in the Superior Lease or for any purpose that is in the reasonable opinion of the Landlord necessary in order to enable it to do so in either case so far as the Tenant does not expressly covenant hereunder to observe and perform the same


PROVIDED THAT the Landlord or those experiencing such right (as appropriate) shall cause as little damage and/or disturbance as practicable and shall as soon as practicable make good (to the reasonable satisfaction of the Tenant) all damage to the demised premises caused by such entry but shall not otherwise be liable for any damage or inconvenience caused to the Tenant

3:9:1 At the Tenant's own cost to observe and comply as soon as reasonably practicable in all respects with the provisions and requirements of any and every enactment (which expression in this sub-clause includes every general and local Act or Acts of Parliament now or hereafter enacted and every statutory order rule instrument regulation and bye-law and every notice order or direction and every license consent or permission already or hereafter to be made or given thereunder) including (but without prejudice to the generality of the foregoing) the Health and Safety at Work etc Act 1974 and the lawful requirements of any local or public authority so far as the same shall relate to or affect the demised premises or the user thereof for the purposes of any manufacture process or business or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to do and execute or cause to be done and executed all such works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorized officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be done executed provided and maintained at any time during the Term upon or in respect of the demised premises or any part or parts thereof or in respect of any such user thereof or employment therein of any person or persons or fixtures machinery plant or chattels as aforesaid whether by the Landlord or the Tenant or occupier thereof and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and to pay the reasonable costs charges and expenses of the Solicitors and of the surveyors for the time being of the Landlord in relation thereto and not at any time during the Term to do or omit or suffer to be done or omitted on or about the demised premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses and to pay all costs charges and expenses incurred by the Landlord in abating a nuisance and executing all such works as may be necessary for abating a nuisance in connection with the demised premises whether or not in obedience to a notice served by a Local Authority.

3:9:2 To furnish the Landlord with copies of all consents and certificates which may be obtained by the Tenant under the Health and Safety at Work etc Act 1974 or any other enactment from time to time affecting the same

3:10:1 Not to assign charge underlet or part with possession of part only of the demised premises nor allow any person deriving title from the tenant to do so

3:10:2 Not without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed) to underlet the whole of the demised premises nor allow any person deriving title from the Tenant to do so Provided that in the event of the Tenant applying for consent to underlet the whole of the demised premises the Landlord shall be entitled (without prejudice to the generality of the foregoing and without prejudice to any other matters the Landlord may wish to take into account in determining such application) to refuse to consider such application if in the opinion of the Landlord acting reasonably there may be a breach of the provisions of the Tenth Schedule hereto and furthermore the Tenant shall in the event that the Landlord grants consent to underlet the whole of the demised premises at all times comply with such provisions contained in the Tenth Schedule hereto

3:10:3 Not without the Landlord's prior written consent (which shall not be unreasonably withheld or delayed) to assign charge or part with possession of the demised premises as a whole

3:10:4 Upon every assignment of the whole of the demised premises if so required by the Landlord to procure that the intending assignee shall join in the Licence to Assign to give a direct covenant to the Landlord to pay the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge and the Private Charge and perform and observe the covenants contained in this Lease and if such intending assignee shall be a limited liability company then upon the Landlord's reasonable demand in that behalf at least two (or more if the Landlord reasonably so requires) of such company's directors of satisfactory standing shall join in such deed as sureties for such company in order jointly and severally to covenant with the Landlord as sureties that at all times during the Term (or any extension thereof) the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge and the Private Charge and all other sums and payments herein or therein covenanted to be paid by the Tenant shall be paid at the respective times and in manner herein or therein appointed and that all covenants on the part of the Tenant herein or therein contained shall be duly performed and observed and that in case of default in such payment of the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge the Private Charge or other moneys or performance or observance of covenants as aforesaid as well after as before any disclaimer the sureties will pay and make good to the Landlord on demand all loss damage costs and expenses thereby arising or incurred by the Landlord and such covenant shall further provide that:-

   (a) no neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge or the Private Charge hereby reserved or other moneys when the same become due or delay in taking steps to enforce performance or observance of the covenants on the Tenant's part herein or therein contained

   (b) nor any refusal by the Landlord to accept the Rent the Service Charge the Insurance Rent the Advance Service Charge the Telephone Charge or the Private Charge tendered by or on behalf of the Tenant during a period in which the Landlord is entitled or would after service of a notice under
   Section 146 of the Law of Property Act 1925 be entitled to re-enter the demised premises

   (c)  nor any time which may be given by the Landlord to the Tenant

   (d) nor any variation by agreement between the Landlord and the Tenant of the terms of this Lease or any extension thereof where such variation is immaterial and not prejudicial to the sureties

   (e) nor any other act or thing whereby but for this provision the sureties would have been released shall release or exonerate or in any way lessen or affect the liability of the sureties AND such deed shall further provide for the sureties jointly and severally to covenant with the Landlord that in the event of the intending assignee during the Term (or any extension thereof pursuant to notice served under the provisions of the Landlord and Tenant Act 1954) having a receiving order made against the intending assignee or entering into liquidation and the receiver or liquidator disclaiming this Lease or extension thereof the sureties will accept a new lease of the demised premises for a term equal in duration to the residue remaining unexpired of the Term or of the term of the extension thereof at the time of the grant of such lease to the sureties such lease to contain the like Landlord's and the Tenant's covenants respectively and the proviso for re-entry as are contained in this Lease PROVIDED ALWAYS that the Landlord within the period of six (6) months after such disclaimer serves upon the sureties a notice in writing so to do AND in such case the sureties shall pay the Landlord's reasonable legal and surveyors' costs and fees and disbursements necessarily incurred on the grant of such lease or underlease and execute and deliver to the Landlord a counterpart thereof

3:10:5 Notwithstanding anything herein contained and subject to and without prejudice to the express provisions of Clause 3:10 hereof hereinbefore contained the Tenant shall not create or permit the creation of any interest derived out of the Term howsoever remote or inferior upon the payment of a fine or premium or at a rent less than the Rent or the full market rent (obtainable without taking a fine or premium) of the demised premises (whichever shall be the greater) or whereunder any rent is payable more than one quarter in advance or whereby the rent is not subject to review on the Review Dates specified in Clause 1 of the Fourth Schedule hereto (such review to be in identical terms to the provisions of the Fourth Schedule hereto) and shall not create or permit the creation of any such derivative interest as aforesaid save by instrument in writing

3:10:6 Within twenty-eight days of any permitted assignment charge or underletting of the whole of the demised premises or any transmission of this Lease by reason of a death or otherwise affecting the demised premises or any part thereof the Tenant shall submit two certified copies of such assignment charge or counterpart underlease or other document evidencing or effecting the same (as the case may be) to the Landlord's Solicitors (for retention by the Landlord and the Superior Landlord respectively) and shall pay to such Solicitors their reasonable fees (not being less than L30.00 (Plus VAT)) for the registration thereof together with the reasonable registration fees payable to the Superior Landlord (or its Managing Agents) and as prescribed or referred to in the Superior Leases

3:11:1 Not to make any alterations or additions whatsoever to the demised premises externally or internally except what the Tenant may with the Landlord's and the Superior Landlord's prior written consent (which shall not be unreasonably withheld or delayed) carry out internal non-structural alterations which do not result in a material increase in the net lettable area of the demised premises

3:11:2 Without prejudice to the generality of Clause 3:11:1 hereof not to alter amend or add to the electrical circuits wiring and fittings within the demised premises or solely serving the demised premises without the Landlord's prior written consent which shall not be unreasonably withheld or delayed Provided that the Landlord may as a condition of such consent require the Tenant to produce to the Landlord following completion of any such works a certificate signed by a competent electrician that any such works have been carried out in accordance with and the electrical installations at the demised premises have been inspected and tested (following completion of such works) in accordance with the current requirements regulations and conditions of the Electricity Supply Authority and has been found to be satisfactory

3:11:3 Not to merge the demised premises with any adjoining units within the Building

3:12 Not to overload the floors or structures of the demised premises or the Building or permit or suffer the same to be used in any manner which will cause undue strain or interfere therewith and not to install or permit to be installed any machinery on the demised premises which shall be unduly noisy or cause dangerous vibrations or to use or permit or suffer to be used on the demised premises or any part thereof in such manner as to subject the same to any strain beyond that which it is designed to bear

3:13 Not to place or display outside the demised premises or inside the demised premises so as to be visible from the outside any poster placard notice advertisement name or sign other than such as shall be approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) giving the name of the Tenant and nature of the Tenant's business within the locational signboard in the entrance lobby to the Building

3:14 Not to do anything upon the demised premises which is or may in the opinion of the Landlord become a nuisance damage or annoyance to the Landlord or to the tenants or occupiers of the Building or any nearby premises

3:15:1    Not to use the whole or any part of the demised premises

3:15:1:1  For any illegal or immoral purposes

3:15:1:2 For any dangerous noxious noisy noisome or offensive trade business occupation or manufacture

3:15:1:3 For any social business functions within the Permitted Hours or any social functions unconnected with the Tenant's business at any time

3:15:1:4  For any purpose other than the Permitted Use

3:15:1:5  otherwise than during the Permitted Hours

3:15:2 Provided Always and the Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions as to use of the demised premises the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that any such use is or will be permitted within the provisions of the legislation currently in force relating to Town and Country Planning

3:15:3 Not to leave the demised premises continuously unoccupied for more than one month without:-

3:15:3:1        notifying the Landlord in writing

3:15:3:2 providing such security arrangements as the Landlord shall reasonably require

3:15:3:3 providing such security or other arrangements as the insurers of the Building shall require in order to protect the demised premises from vandalism theft damage or unlawful occupation

 3:15:4 Not to play or use in the demised premises any musical instrument loudspeakers tape recorder gramophone radio or other equipment or apparatus that produces sound that may be heard in nearby premises or outside the demised premises

3:15:5          Not to hold any sale or auction on the demised premises

3:15:6 Not to do on the demised premises or any part thereof or the Building or any part hereof any act matter or thing whatsoever which may or may tend to depreciate the value of the demised premises or the Building or which may be or tend to be detrimental to the letting of the same or individual units therein

3:16 Not to store or bring upon the demised premises or any part thereof any articles or substance of a specially combustible inflammable explosive or dangerous nature other than those used by the Tenant in the usual course of its business at the demised premises and to comply with all recommendations of any Fire Officer and of the Insurers of the Building as to fire precautions relating to the demised premises

3:17:1 Not to bring or permit or suffer to be brought in or upon the demised premises or any part thereof any goods nor to do or permit or suffer to be done in or upon the demised premises of any part thereof anything which in either case may invalidate any insurance for the time being effected on the demised premises or any part thereof or the Building or whereby any such insurance may be in any way affected or made void or voidable nor without the consent of the Landlord to do or allow to be done anything whereby any additional premium may become payable for he insurance of the demised premises or any other part of the Building and to repay to the Landlord on demand all sums paid by way of increased premiums and all expenses incurred by it in consequence of a breach of this sub-clause

3:17:2 To keep the demised premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by law or by the Local or other competent authority or by the

          Landlord's insurers of the Building and not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the demised premises in the case of fire or other emergency

3:18 Not to stop up or obstruct or permit or suffer to be stopped up or obstructed in any way whatsoever or permit or suffer oil grease or other deleterious or noxious matter or substance to enter the drains sewers gutters pipes channels or watercourses of or serving the demised premises or the Building and in the event of any breach of this covenant by the Tenant forthwith to make good any damage to the reasonable satisfaction of the Landlord

3:19 Not to overload or permit or suffer to be overloaded the electrical system serving the demised premises or the Building (whether serving the same exclusively or in common with adjoining or neighbouring units in the Building)

3:20 Within seven days of the receipt of notice of the same to give full particulars to the Landlord of any notice direction licence consent or permission or order or proposal for a notice or order relating to the demised premises made given or issued to the Tenant by any government department local or public authority under or by virtue of any statutory powers and to produce such notice direction licence consent or permission or order or proposal for a notice or order to the Landlord AND ALSO without delay to take all necessary steps to comply with the same AND ALSO at the request of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice direction licence consent or permission or order or proposal as aforesaid as the Landlord shall deem reasonably expedient

3:21 To be responsible for and to indemnify the Landlord against all damage occasioned to any part of the Building or to any person chattel or property (whether or not upon the demised premises) caused by any act default or negligence of the Tenant or the servants agents or licensees of the Tenant

3:22:1 At all times to comply with the requirements of the Planning Acts insofar as they affect the demised premises and in particular (but without prejudice to the generality of the foregoing) so often as occasion shall require at the expense in all respects of the Tenant to obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions (if any) as may be required for the carrying out by the Tenant of any operations on the demised premises or the institution or continuance by the Tenant of any use thereof which may constitute development within the meaning of the Planning Acts

3:22:2 Not without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) to apply for permission to carry out on the demised premises any development requiring permission under the Planning Acts and upon obtaining any such permission immediately to produce the same to the Landlord

3:22:3 Not without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) to implement any planning permission relating to the demised premises

3:22:4 To comply with any conditions attached to any temporary planning permission that the Tenant implements and which are intended to be complied with when the demised premises cease to be used in accordance with such planning permission even though the period for which the permission was granted extends beyond the date of termination of this Lease

3:22:5 Forthwith upon receipt of any notice relating to the development of the demised premises or any neighbouring property to deliver a copy thereof to the Landlord and if so required by the Landlord to join with the Landlord in making representations concerning the same

3:22:6 Whenever reasonably required to permit the Landlord to enter upon the demised premises to comply with any requirement lawfully made of it under the Planning Acts by any competent authority notwithstanding that any action reasonably necessary for compliance interferes with the Tenant's enjoyment of the demised premises

3:22:7 At all times hereafter to indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any contravention of the provisions of the Planning Acts

3:22:8 For the purposes of this sub-clause "the Planning Acts" shall mean the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning and Compensation Act 1991 and the rules regulations and orders which are either made under one of them or are continued by the Planning (Consequential Provisions) Act 1990 as they apply from time to time

3:23:1 To preserve so far as the Tenant is able all rights of light and other easements enjoyed by the demised premises and at all times at the Tenant's cost to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent anyone acquiring any right of light or other easement over the demised premises and/or the Building and in addition but without prejudice to the generality of the foregoing to permit the Landlord to bring all such actions as it may reasonably and properly think fit in the name of the Tenant in respect of any obstruction of the access of light or air to any windows or openings in the demised premises or in respect of any encroachment upon the demised premises or the obstruction of any other easement enjoyed by the demised premises

3:23:2 Without prejudice to the generality of Clause 3:23:1 hereof not to give to any third party any acknowledgment that the Tenant enjoys the access of light or air to any of the windows or openings in the demised premises by the consent of such third party or to pay any sum of money to or to enter into any agreement with such third party for the purpose of inducing or binding him to abstain from obstructing the access of light or air to any such windows or openings and in the event of any such third party doing or threatening to do anything which obstructs or would obstruct such access of light or air to notify the same forthwith in writing to the Landlord


3:24:1 To pay the Landlord's reasonable and proper expenses (including legal costs bailiffs fees and Surveyor's fees) incidental to any notice or proceedings preparatory to forfeiture of this Lease for a breach of its terms even if forfeiture is avoided without a Court Order

3:24:2 To pay the Landlord's reasonable and proper expenses (including legal costs and Surveyor's fees) properly incurred by the Landlord incidental to the preparation and service of any notice and/or Schedule relating to a Schedule of Dilapidations and whether or not the same is served during or after the expiry of the Term (howsoever determined) but relating in all cases only to dilapidations which accrued prior to the expiry of the Term

3:24:3 In the event of the Tenant committing any material breach of any covenant on the part of the Tenant herein contained whether for payment of rent or otherwise then if the Landlord shall incur any expenses (including legal costs bailiffs fees and Surveyor's fees) to fully and effectively indemnify the Landlord in respect thereof

3:25 Not to store either permanently or temporarily any goods in the Building other than within the demised premises or (in respect of refuse only) in the Bin Store located in the basement of the Building

3:26 To comply with the Landlord's reasonable regulations which may be imposed from time to time by the Landlord for the proper and efficient management of the Building (including the demised premises) together with the Superior Landlords regulations as referred to in Clause 3(10) of the Superior Lease Provided that nothing in any regulations imposed by the Landlord shall purport to amend the terms of this Lease and in the event of any inconsistency between the terms of this Lease and any such regulations the terms of this Lease shall prevail

3:27:1 Not to obstruct or otherwise prevent the use by the Landlord or any others entitled thereto of the Common Parts including (without prejudice to the generality of the foregoing) the Pedestrian Public Access Areas and the Emergency Vehicular Public Access Areas defined in the Superior Lease

3:27:2 Without prejudice to the generality of Clause 3:27:1 hereof not to load or unload any goods or materials onto or from vehicles and convey the same from and into the Building and the demised premises except through such entrances as may from time to time be designated by the Landlord (acting reasonably) as service entrances and by means of any lift designated from time to time by the Landlord for such purposes

3:28 To take all reasonable precautions to prevent the occurrence or outbreak
     (as the case may be) of any fire explosion or other occurrence which might cause damage to the demised premises or the Building

3:29 If at any time the Tenant is entitled to the benefit of any insurance on the demised premises or any part or parts thereof or on the Landlord's fixtures and fittings therein the Tenant shall without delay apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received

3:30 Upon the expiry of the Term (howsoever determined) to give up all keys of the demised premises to the Landlord

3:31 To use the Common Parts for their proper purposes only and to indemnify the Landlord against the costs of making good any damage done thereto by the Tenant or any employee or Licensee of the Tenant

3:32 Not to keep any animals whatsoever in the demised premises

3:33:1 Not to do anything which interferes with the heating cooling or ventilation of the Common Parts or which imposes an additional load on any heating cooling or ventilation plant and equipment in the Building

3:33:2 Not to operate the ventilation equipment in the demised premises otherwise than:-

3:33:2:1  during the Permitted Hours

3:33:2:2 in accordance with the reasonable regulations for such purpose made by the Landlord from time to time

3:34 To permit the Landlord at any time during the last six months of the Term to enter upon the demised premises to affix and retain without interference upon any part of the demised premises a notice for selling or disposing of the same PROVIDED ALWAYS that such notice shall not obstruct or interfere unreasonably with the Tenants use of the demised premises And to permit persons with authority from the Landlord or the Agent of the Landlord at all reasonable times of the day but upon prior appointment to enter and view the demised premises or any part thereof

3:35 To pay in addition to any monies due from the Tenant under the provisions of this Lease such Value Added Tax (at the rate for the time being in force) as shall be chargeable in respect of any such monies all of which shall be deemed exclusive of Value Added Tax

3:36 Throughout the period from and including 1st October to and including 30th
     April in every year of the Term to provide and maintain during the Permitted Hours an air temperature within the demised premises of not less than 65 degrees centigrade whether or not the demised premises are unoccupied temporarily or otherwise for any periods during the Term

3:37 To comply at all times with the additional covenants (if any) set forth in the Third Schedule hereto

3:38 To indemnify the Landlord against any liability arising directly or indirectly out of the Tenants occupation and/or use of the demised premises

3:39 Not to use or permit or suffer to be used any parking spaces within the Building (or the curtilage thereof and whether forming part of the demised premises or the Common Parts) other than the Car Parking Spaces for the temporary parking (meaning parking for a period not exceeding 8 hours in any 24 hour period) of motor vehicles Provided that:-

3:39:1 No motor vehicles shall be parked within the Building (as aforesaid) other than those serving the demised premises

3:39:2 All motor vehicles shall be parked in the relevant Car Parking Spaces in a proper orderly and tidy manner

3:40 To give to the Landlord at least 2 weeks prior notice in writing of any creditors meeting intended to be held for the purpose of considering or implementing any compromise or proposal under the provisions of the Insolvency Act 1986

3:41 Not to lodge with the district valuer or the Local Authority any appeal in respect of the rateable value of the demised premises (or any similar valuation of the same for the purposes of assessing premises for liability as to rates or any similar tax or outgoing replacing the same from time to time) without the consent in writing of the Landlord and if reasonably required by the Landlord to allow the Landlord to conduct any such appeal as agent for and at the cost in all respects of the Tenant

3:42 To indemnify the Landlord against all rates (or any similar tax or outgoing replacing the same from time to time) which are payable by the Landlord as a result of the Tenant vacating the demised premises at any date prior to the termination of the Term to the intent that this sub-clause shall remain in force notwithstanding such termination

3:43 If the Landlord should suffer any loss of rating relief which may be applicable to empty premises after the termination of the Term by reason of such relief being allowed to the Tenant in respect of any period before such termination to immediately make good such loss to the Landlord on demand

3:44 Upon making any application for any written consent or approval of the Landlord which is required by this Lease to declare to and provide the Landlord with such information as the Landlord shall reasonably require

3:45 To pay the Landlord's reasonable and proper legal expenses and Surveyor's fees (including disbursements and Stamp Duty) on all licences and duplicate copies thereof resulting from all applications to the Landlord for any consent or approval of the Landlord required by this Lease including charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn

3:46 To observe and perform the covenants and the conditions on the part of the lessee contained in the Superior Lease (except insofar as the same relate to matters of repair and maintenance but without prejudice to the Tenant's obligations in respect of such matters hereinbefore contained) so far as the same relate to the demised premises and except insofar also as the Landlord expressly covenants in this Lease to observe and perform the same and to indemnify the Landlord from and against any actions proceedings claims damages costs expenses losses or other liability arising from any breach non-observance or non-performance of such covenants and conditions and furthermore not to do omit suffer or permit in relation to the demised premises any act or thing which would or might cause the Landlord to be in breach of the Superior Lease or which if done omitted suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the lessee and the conditions contained in the Superior Lease

4.   The Landlord HEREBY COVENANTS with the Tenant that:-

4:1 The Tenant paying the rents hereinbefore reserved and observing and performing the several covenants conditions agreements and stipulations on the part of the Tenant hereinbefore contained shall and may peaceably and quietly hold and enjoy the demised premises during the Term without interruption or disturbance from or by the Landlord or any person or persons rightfully claiming by through under or in trust for the Landlord or by title paramount

4:2 To keep in a good and substantial state of repair and condition the Common Parts (damage by fire and other perils specified in Clause 3 of the Eighth Schedule hereto excepted)

4:3 To insure or cause to be insured the Building in accordance with the provisions of the Eighth Schedule hereto Provided that the Landlord shall not be obliged to insure or cause to be insured any fixtures and fittings which may be installed by the Tenant in the demised premises and which may become fixtures and fittings of the Landlord until the Tenant has in writing informed the Landlord of the re-instatement value thereof but the Landlord may in its discretion increase the amount of insurance in respect of such fixtures and fittings

4:4 If the demised premises shall be destroyed or damaged by any of the risks specified in Clause 3 of the Eighth Schedule hereto then (unless any such insurance shall be vitiated or payment of the Policy monies refused in whole or in part in consequence of any act or default of or permitted by the Tenant) the Landlord will as soon as reasonably practicable re-instate or repair such destruction or damage Provided that as regards fixtures and fittings which have been installed by the Tenant and become fixtures and fittings of the Landlord the Landlord shall only be responsible to re-instate or repair the same to the extent of the re-instatement value thereof notified by the Tenant to the Landlord pursuant to Clause 4:3 hereof or (if any) to the amount of the increased insurance thereof effected at the discretion of the Landlord

4:5 Subject to the Tenant duly and punctually paying the Advance Service Charge to provide the services specified in the Fifth Schedule hereto for the benefit of the demised premises

4:6 To pay the rent reserved by the Superior Lease (if demanded) and to perform so far as the Tenant or any other tenant or occupier within the Building is not liable for such performance under the terms of this Lease or any other lease of any part of the Building or otherwise (as appropriate) the covenants and the conditions on the part of the lessee contained in the Superior Lease and to indemnify the Tenant from and against all actions claims proceedings costs expenses and demands incurred by the Tenant as a result of any failure by the Landlord so to do

4:7 At the request and cost of the Tenant to use its best endeavours to enforce:-

4:7:1 the covenants on the part of the Superior Landlord contained in the Superior Lease

4:7:2 the covenant on the part of other tenants occupiers of the Building (other than the demised premises) contained in their respective leases of the relevant parts of the Building provided that the Tenant shall upon the Landlord's reasonable demand in that behalf deposit with the Landlord such security for costs incurred or to be incurred by the Landlord in respect thereof as the Landlord shall reasonably require

4:8 To use its reasonable endeavours to obtain the consent of the Superior Landlord whenever the Tenant makes application for any consent required under this Lease where the consent of both the landlord and the Superior Landlord is needed by virtue of the Lease and the Superior Lease

5. PROVIDED ALWAYS and notwithstanding anything hereinbefore contained to the contrary:-

5:1 That if the rents hereby reserved or any part thereof or following an assignment of this Lease by the said Visual Communications Limited the Telephone Charge and/or the Private Charge or any part thereof respectively shall be unpaid for the space of 14 days next after any of the days hereinbefore appointed for payment thereof (whether such rents shall have been legally demanded or not) or if default shall be made in the performance or observance of any of the covenants stipulations conditions or agreements on the part of the Tenant herein contained or if the Tenant being a Company shall go into liquidation whether compulsory or voluntary (otherwise than for the purpose of amalgamation or reconstruction without insolvency) or shall pass a resolution for winding up (save as aforesaid) or is unable to pay its debts or has no reasonable prospect of being able to pay its debts within the meaning of Sections 122 and 123 of the Insolvency Act 1986 or summons a meeting of its creditors or any of them under Part I of the said Act or suffers a petition for an Administration Order in respect of it to be filed in Court or suffers a receiver or administrative receiver to be appointed or if the Tenant being an individual (or being individuals any one of them) shall become bankrupt or is unable to pay his debts or has no reasonable prospect of being able to pay his debts within the meaning of Sections 267 and 268 of the said Insolvency Act or shall enter into any composition with his or their creditors or if the Tenant shall suffer any distress or execution to be levied upon his or their goods or if an interim order is made under Part VIII of the said Insolvency Act then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by it in that behalf into and upon the demised premises or any part thereof in the name of the whole to re-enter and the same to have again repossess and enjoy as in it first and former estate anything herein contained to the contrary notwithstanding and thereupon the Term shall immediately cease but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants stipulations conditions or agreements on the part of the Tenant herein contained

5:2 The Tenant shall not (save as hereinbefore is expressly granted to it and then subject to the rights herein reserved to the Landlord and the Superior Landlord and the rights subject to which this demise is made) be entitled to any right of light air way or other easement or to exercise any right or other easement over or against the Building or any adjoining or neighbouring property of the Landlord and/or the Superior Landlord and this Lease shall be deemed expressly to preclude the grant of any such right of easement

5:3 If the demised premises or any part thereof or the access thereto are destroyed or damaged by any of the risks specified in Clause 3 of the English Schedule hereto or because of an Inherent Defect so as to render the demised premises unfit or unsafe for occupation or sue and the demised premises are not rendered fit and safe for occupation or use within seven days of the event giving rise to such destruction or damage then (unless any insurance effected or caused to be effected by the Landlord shall have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of or permitted by the Tenant) (a) the yearly rent hereby Firstly reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent to the damage sustained shall be suspended from the expiration of such seven days until the demised premises shall be again rendered fit and safe for occupation and use or until the expiration of 3 years from such date whichever shall be the earlier and (b) the rent hereby secondly reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the expiration of such seven days until the demised premises shall be again rendered fit and safe for occupation and use or until the expiration of 3 years from such date whichever shall be the earlier but so that the Tenant shall remain liable to pay any balance due in respect of such rent for any period prior to the expiration of such seven days when the same shall have been certified AND in case of any difference between the parties under this present sub-clause the same shall be referred to an independent surveyor acting as an expert and not as an arbitrator to be agreed upon by the Landlord and by the Tenant or (in the event of failure so to agree) to be nominated on the application of either party by the President of the Royal Institution of Chartered Surveyors or his deputy and the decision of that independent surveyor

     (including any decision as to the costs of the determination) shall be final and binding on the parties Provided that in the event of any such damage to or disturbance of the demised premises or the access thereto not being made good so as to render the demised premises fit and safe for occupation or use within three years of the date of occurrence of the same either party may within six months thereafter (time being of the essence) determine the Lease by giving to the other notice in writing pursuant to this clause and upon service of any such notice this Lease and the Term shall immediately expire and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent breach or non-observance of any of the provisions of this Lease and in the event of service of such a notice the said period of three years hereinbefore referred to shall be extended to the expiration of the Term

5:4 Subject to the provisions of Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee of the Tenant shall be entitled on quitting the demised premises to any compensation under Section 37 of the same Act

5:5 All monies received in respect of loss of rents by virtue of any policy of insurance effected or caused to be effected by the Landlord shall be paid to the Landlord for its own use and benefit

5:6 Notwithstanding anything herein contained the Landlord shall not be responsible for any delay or failure in connection with the performance or observance of its obligations herein contained or implied or for any omission to perform the same nor for any loss or inconvenience arising from any such delay failure or omission if such delay failure or omission shall be due to causes beyond the control of the Landlord or if the Landlord has not been at fault or negligent nor shall the Landlord be responsible to the Tenant or the Tenant's licensees servants agents or other persons in the demised premises or calling upon the Tenant for any accident happening or injury suffered or damage to or loss of any chattel or property sustained on the demised premises or in the Building

5:7 The Landlord shall be entitled to alter add to execute works on and rebuild the Landlord's adjoining and nearby suites situated in the Building notwithstanding that the access of light and air to the demised premises may be interfered with Provided that the Landlord shall cause as little damage and/or disturbance as practicable and shall as soon as practicable make good all damage to the demised premises caused by its works to the reasonable satisfaction of the Tenant but shall not otherwise be liable for any damage or inconvenience caused to the Tenant

5:8 If at the end of the Term any furniture or effects belonging to the Tenant are left in the demised premises for more than seven days the Landlord shall have power to sell the same as agent for and on behalf of the Tenant and the Landlord shall on demand pay or account to the Tenant for the proceeds of sale (but not any interest thereon) less any costs of storage and sale reasonably incurred by the Landlord and the Tenant will indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such

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
    property belonged to the Tenant

5:9 Each of the Tenant's covenants herein contained shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily or permanently revocably or irrevocable or otherwise howsoever a similar covenant or similar covenants affecting adjoining or neighbouring suites within the Building

5:10:1 If any part of the rents sums or other payments payable hereunder (including for the avoidance of doubt the Service Charge the Insurance Rent and the Advance Service Charge) shall be in arrear for twenty-one days whether legally demanded or not it shall be lawful for the Landlord to enter into and upon the demised premises or any part thereof and distrain and the distress or distresses then and there found to dispose of in due course of law and to apply the proceeds thereof in or towards payment of the said rents sums or other payments so in arrear and all costs charges and expenses occasioned by the non-payment thereof and so that the power of the Landlord to distrain upon the demised premises for rents or other monies in arrear shall extend to and include any Tenant's fixtures and fittings not otherwise by law distrainable which may from time to time be thereon

5:10:2 If any rent or other payments referred to in Clause 5:10:1 hereof shall be in arrear for more than twenty-one days beyond the days appointed for payment (whether formally demanded or not) and shall be paid only after the Landlord or the Landlords Solicitors have instructed or caused distress to be levied therefor then the Tenant shall pay to the Landlord within 21 days of written demand the Landlords reasonable Solicitors costs and expenses incurred by reason of the foregoing including but without prejudice to the generality of the foregoing Bailiff's fees and commission

5:11 The internal division walls that divide the demised premises from the adjoining suites in the Building shall be deemed to be party walls within the meaning of Section 38 of the Law of Property Act 1925 and shall be maintained at the equally shared expense of the Tenant and the tenants of such adjoining suites

5:12 The Tenant hereby warrants and acknowledges:-

5:12:1 that prior to the execution of this Lease the Tenant has disclosed to the Landlord in writing any conviction judgment or finding of any Court or tribunal relating to the Tenant (or any director or officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of the demised premises and/or the Building

5:12:2 that this Lease has not been entered into in reliance wholly or partially on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or in the Landlord's Solicitors' replies to the Tenant's Solicitors' enquiries raised


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
        before the grant hereof

5:13 This Lease embodies the entire understanding of the parties relating to the demised premises and to all the matters dealt with by any of the provisions of this Lease

5:14 The Schedules to this Lease shall be deemed to be incorporated in this Lease and form part hereof

5:15 The index to this Lease shall not be taken into account for the purpose of its construction or interpretation

5:16 Any Notice under this Lease shall be in writing. Any Notice to the Landlord shall be sufficiently served if sent by registered or recorded delivery post addressed to the registered office or such other address as the Landlord may from time to time designate for such purpose. Any Notice to the Tenant who is a Company shall be sufficiently served if delivered personally (by the Landlord's employee servant or agent) to or sent by registered or recorded delivery post addressed to its registered office or to the demised premises and in the case of a Tenant who is not a Company if delivered to the Tenant (or if more than one the first named) personally (as aforesaid) or sent to the Tenant (or if more than one the first named) by registered or recorded delivery post addressed to the Tenant at the demised premises or to the Tenant's last known address in Great Britain or Ireland (whether Eire or Northern Ireland)

6:1 The Tenant shall be entitled to determine this lease on the Break Date by giving to the Landlord at least six months previous written notice

6:2 In the case of a notice by the Tenant it shall be a pre-condition that there is not any material outstanding breach of any of the Tenants covenants contained in this Lease or that any breach of covenant by the Tenant that may have occurred has so far as possible been remedied so that no material prejudice to the Landlord has resulted

6:3 Upon the expiry of any such notice as aforesaid provided that upon the expiry thereof in the case of a notice by the Tenant there shall be no arrears of the Rent the Service Charge (provided that the same shall not be the subject of a material dispute) the Insurance Rent or the Advance Service Charge or following an assignment of the Lease by the said Visual communications Limited the Telephone Charge and/or the Private Charge and upon the Tenant giving up vacant possession of the demised premises (subject to clause 6:4 below) this Lease shall expire and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent breach or non-observance of any of the provisions of this Lease

6:4 In the event of the parties entering into new arrangements under which the Tenant is to be entitled to remain in occupation following the expiry and determination of this Lease such new arrangements shall not prejudice the validity of any notice served under the provisions of this clause


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
7. IT IS HEREBY AGREED that the provision of Section 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to this demise which agreement has been authorised by an Order of the Central London County Court dated the ___, day of _______ 1995 under the provisions of Section 38(4) of the Landlord and Tenant Act 1954

IN WITNESS whereof the Landlord the Tenant have respectively executed and delivered this Lease as a Deed in both cases the day and year first before written


                               THE FIRST SCHEDULE


1.   The Landlord:            INNOVATION LAND & ESTATES LIMITED whose registered
                              office is situate at 16 Wimpole Street London W1
                              (Company No. 3037194)

2.   The Tenant:              VISUAL COMMUNICATIONS LIMITED (Company
                              Registration Number 320338) whose registered office is situate at Visual House 1 Mastmaker
                              Road London E14 9WT

3.   The Demised Premises     ALL THAT office suite situate on the Third Floor
                              of the Building as the same is shown edged red on plan number 1 annexed hereto together with the Car
                              Parking Spaces

4.   The Rent:                With effect from the date hereof until and
                              including the 24th April 1996 one peppercorn (if demanded) and thereafter from and including the 25th April 1996 the sum of Twenty seven thousand one hundred pounds (L27,100.00) per annum payable by equal quarterly payments in advance on the usual quarter days in each year of the Term the first payment in respect of the period from and including the 25th April 1996 to and including the 23rd June 1996 to be made on the 25th March 1996.
                              The Rent is subject to review in accordance with the provisions of the Fourth Schedule hereto

5.   The Term:                A term from and including the date hereof and
                              expiring on 12th December 2002

6.   The Service Charge:      Such periodic sum as may be determined by the
                              Landlord's Surveyor pursuant to the provisions of the



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